SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): May 22, 2009

SARS CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 108th Avenue NE, Suite 1908
Bellevue, WA 98004
 (Address of principal executive offices)

Registrant’s telephone number, including area code: 866-276-7277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2009, SARS Corporation (“SARS”) executed a merger agreement between its US-based monitoring and management services business and an Illinois based conglomerate. The conglomerate of companies, specializing in mechanical and electrical construction, energy infrastructure, and facilities services, design and installation, includes Environmental Insulation, Inc., ESDD, LLC, Alternatech, Inc., Swank Enterprises, Inc. d/b/a Art & Print, Inc., Associated Mechanical, Inc. and R.J. Power Plumbing & Heating Company, (collectively referred to as “Associated Mechanical”).  SARS will acquire Associated Mechanical through a merger in which, upon closing of the merger, approximately 75% of its issued and outstanding common stock will be held by Associated Mechanical.  The parties intend to close and complete the merger by June 30, 2009. Closing is subject to customary due diligence and receipt of capital financing.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.3	Merger Agreement	Filed Herewith
Exhibit 99.1	Press Release	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2009

SARS Corporation

/s/Geoff Meagher
By: Geoff Meagher
Its:  Chief Executive Officer, Chairman